UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
Under The Securities Act of 1933

SVB Financial Group
(Exact name of Registrant as specified in its charter)

Delaware		91-1962278
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
3003 Tasman Drive Santa Clara, California 95054
(Address, including zip code, of Principal Executive Offices)

SVB FINANCIAL GROUP 401(k) AND EMPLOYEE STOCK OWNERSHIP PLAN
(Full title of the plan)

Greg W. Becker President & Chief Executive Officer SVB FINANCIAL GROUP 3003 Tasman Drive, Santa Clara, California 95054 (408) 654-7400
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Michael R. Descheneaux Chief Financial Officer SVB Financial Group 3003 Tasman Drive Santa Clara, California 95054 (408) 654-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
   Large accelerated filer ☒                                                                                             Accelerated filer ☐
   Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share –—issuable under the SVB Financial Group 401(k) and Employee Stock Ownership Plan (“401(k)/ESOP”) (3)	1,000,000 shares	$74.38	$74,380,000	$10,145

(1) To the extent additional shares of Common Stock may be issued or become issuable pursuant to the 401(k)/ESOP as a result of a stock split, stock dividend, or other distribution involving the Registrant’s Common Stock while this Registration Statement is in effect, this Registration Statement hereby is deemed to cover all such additional shares of Common Stock in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2) Calculated in accordance with Rules 457(c) and (h)(1) under the Securities Act on the basis of the average of the high and low sale prices for a share of Common Stock of the Registrant as reported on the Nasdaq Global Select Market on May 16, 2013, solely for the purpose of calculating the registration fee.
(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k)/ESOP.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant or the SVB Financial Group 401(k) and Employee Stock Ownership Plan (the “Plan”) with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 27, 2013, including portions of the Registrant’s proxy statement from its 2013 Annual Meeting of Stockholders held on April 25, 2013 to the extent incorporated by reference into such Form 10-K;

(b)	The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2011 filed with the SEC on June 22, 2012;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 10, 2013;

(d)
The Registrant’s Current Reports on Form 8-K filed with the SEC on February 19, 2013, April 25, 2013 and April 30, 2013, except to the extent that information therein is furnished and not filed with the SEC; and

(e)
The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on April 23, 1987, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than the portions of these documents not deemed to be filed), shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Inapplicable.
Item 5. Interests of Named Experts and Counsel.
Inapplicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware (“Section 145”), as the same exists or may hereafter be amended, provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.
The Registrant’s certificate of incorporation and bylaws provide in effect that, subject to certain limited exceptions, the Registrant shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware.  The Registrant has entered into indemnification agreements with each of its current directors, executive officers and certain other officers. These agreements provide these individuals with additional protection regarding the scope of the indemnification set forth in the Registrant’s certificate of incorporation and bylaws. The Registrant has obtained a policy of directors’ and officers’ liability insurance that insures its directors, officers and certain other individuals against the cost of defense, settlement or payment of a judgment under certain circumstances.
Item 7. Exemption from Registration Claimed.
Inapplicable.
Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
5.2
Undertaking Regarding Status of Favorable Determination Letter Covering the SVB Financial Group 401(k) and Employee Stock Ownership Plan.

The Registrant has submitted the SVB Financial Group 401(k) and Employee Stock Ownership Plan (the “Plan”) and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended.

10.1*	SVB Financial Group 401(k) and Employee Stock Ownership Plan, as amended through January 1, 2010
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Mohler, Nixon & Williams, Independent Registered Public Accounting Firm
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

*	Incorporated by reference from Exhibit 10.3 to the Registrant’s Form 10-K filed with the SEC on March 1, 2010.
Item 9. Undertakings.

(a)     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
THE REGISTRANT
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 20, 2013.
SVB FINANCIAL GROUP
By: /S/ GREG W. BECKER
Greg W. Becker
President and Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Greg Becker and Michael Descheneaux, each as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, together with all schedules and exhibits thereto (ii) act on, sign, and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/S/ GREG W. BECKER	President, Chief Executive Officer and Director (Principal Executive Officer)	May 20, 2013
Greg W. Becker

/S/ MICHAEL R. DESCHENEAUX	Chief Financial Officer (Principal Financial Officer)	May 20, 2013
Michael R. Descheneaux

/S/ KAMRAN F. HUSAIN	Chief Accounting Officer (Principal Accounting Officer)	May 20, 2013
Kamran F. Husain

/S/ ROGER F. DUNBAR	Chairman of the Board	May 20, 2013
Roger F. Dunbar

/S/ ERIC A. BENHAMOU	Director	May 20, 2013
Eric A. Benhamou

/S/ DAVID M. CLAPPER	Director	May 20, 2013
David M. Clapper

/S/ JOEL P. FRIEDMAN	Director	May 20, 2013
Joel P. Friedman

/S/ C. RICHARD KRAMLICH	Director	May 20, 2013
C. Richard Kramlich

/S/ LATA KRISHNAN	Director	May 20, 2013
Lata Krishnan

/S/ JEFFREY N. MAGGIONCALDA	Director	May 20, 2013
Jeffrey N. Maggioncalda

/S/ KATE D. MITCHELL	Director	May 20, 2013
Kate D. Mitchell

/S/ JOHN F. ROBINSON	Director	May 20, 2013
John F. Robinson

/S/ GAREN K. STAGLIN	Director	May 20, 2013
Garen K. Staglin

THE PLAN
Pursuant to the requirements of the Securities Act of 1933, the Plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 20, 2013.
SVB FINANCIAL GROUP 401(K) AND EMPLOYEE
OWNERSHIP PLAN

By: SVB Financial Group, as Plan Administrator
By: /s/ KAMRAN F. HUSAIN
Name: Kamran Husain
Title: Chief Accounting Officer
By: /s/ CHRIS EDMONDS-WATERS
Name: Chris Edmonds-Waters
Title: Head of Human Resources

EXHIBIT INDEX.

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
5.2
Undertaking Regarding Status of Favorable Determination Letter Covering the SVB Financial Group 401(k) and Employee Stock Ownership Plan.

The Registrant has submitted the SVB Financial Group 401(k) and Employee Stock Ownership Plan (the “Plan”) and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended.

10.1*	SVB Financial Group 401(k) and Employee Stock Ownership Plan, as amended through January 1, 2010
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Mohler, Nixon & Williams, Independent Registered Public Accounting Firm
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

*	Incorporated by reference from Exhibit 10.3 to the Registrant’s Form 10-K filed with the SEC on March 1, 2010.